ASSET PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of this 15th day of February, 2008.

BETWEEN:

SILVER RESERVE CORP., a company incorporated under the laws of the State of Delaware

(hereinafter referred to as the “Purchaser”)

AND:

ROGER HALL

(hereinafter to as the “Vendor”)

WHEREAS the Purchaser wishes to purchase certain mineral claims (the “Claims”) in the County of NYE, State of Nevada, from the Vendor;

WHEREAS the Vendor is prepared to sell Claims to the Purchaser, as described in Schedule ‘A’ attached hereto;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereafter set out, the parties hereto agree as follows:

1.  PURCHASE AND SALE

1.01  The Vendor hereby sells and transfers to the Purchaser, and the Purchaser hereby buys and accepts from the Vendor, all of the Vendor’s right, title and interest in and to the Claims in consideration of the sum of $5,000.00 Dollars payable in cash and 175,000 common shares in the capital of the Purchaser (the “Shares”), to be paid and delivered to the Vendors on closing.

2.     CLOSING DATE

2.01  In this Agreement, “Closing Date” means February 20, 2008, or such other date as may be agreed to by the parties hereto.

3.  TRANSFER OF TITLE

3.01  On the Closing Date, the Vendor shall deliver to the Purchaser a recordable Bills of Sale or other applicable conveyancing documentation sufficient to affect the transfer of a 100% interest in and to the Claims to the Purchaser. Vendor agrees to execute such further documentation as may be necessary or desirable to evidence such transfer of title and/or to record such transfer in appropriate registries, at the request of Purchaser.

4.  RIGHT OF ENTRY

4.01  The Purchaser, its servants, agents and workmen and any persons duly authorized by the Purchaser following execution of this Agreement, shall have the exclusive right to enter upon and take possession of and prospect, explore and develop the Claims in such manner as the Purchaser in its sole discretion may deem advisable.

5.  REPRESENTATIONS AND WARRANTIES OF THE VENDORS

5.01  The Vendor hereby represents and warrants to the Purchaser that:

(a)	he has the power and authority to enter into this Agreement;

(b)	immediately prior to the closing of this Agreement he is the beneficial owner of 100% interest in and to the Claims and the Claims are not subject to any liens or encumbrances of any kind whatsoever;

(c)	the Claims have been validly located and are now duly recorded and in good standing substantially in accordance with the laws in effect in the jurisdiction in which they are situated;

(d)
the entering into this Agreement does not conflict with any applicable law nor does it conflict with, or result in a breach of or accelerate the performance required by, any contract or other commitment to which he is a party or by which he is bound;

(e)
he has the exclusive right to enter into this Agreement and all necessary authority to assign to the Purchaser all of his right, title and interest in and to the Claims in accordance with the terms and conditions of this Agreement;

(f)	the Claims are free and clear of all liens and encumbrances and are in good standing with the United States Department of the Interior - Bureau of Land Management until August 31, 2008;

(g)
there are no outstanding or, to the best of the Vendor’s information, knowledge and belief, proposed, threatened or contemplated actions or suits which, if successful, would or could affect the market value or ownership of the Claims or any portion thereof;

(h)
conditions on and relating to the Claims are in compliance with all applicable laws, regulations and orders relating to environmental matters, including, but not limited to, waste disposal and storage and Vendor is not aware of any conditions with respect to the Claims that could give rise to environmental claims that would impair the Purchaser’s development of the Claims;

(i)
there are no reclamation liabilities to be carried out in the future, outstanding work orders or actions required to be taken relating to the Claims or the condition of the Claims, or any operations that have been carried out thereon;

(j)	on the Closing Date the Vendor will deliver to the Purchaser copies of all reports, maps and other documents and or materials relating to the Claims in the Vendor’s possession;

(k)
the Vendor has had an opportunity to obtain and has obtained a general and complete understanding satisfactory to it of the Purchaser, its affiliates and their services, potential assets, finances, and manner of doing business sufficient to permit it to evaluate (i) the Purchaser and its prospects and (ii) the risks and merits of accepting the Shares as partial payment for the Claims;

(l)	the Vendor acknowledges that the Share certificate shall be legended with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. ANY PURPORTED TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN ANY MANNER WHICH IS IN VIOLATION OF THE FOREGOING LIMITATIONS IS INVALID AND THE COMPANY WILL NOT TRANSFER SUCH INVALIDLY TRANSFERRED SECURITY ON THE BOOKS OF THE COMPANY.

5.02  The representations and warranties hereinbefore set out are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the Closing Date by a period of 24 months, except that the representation and warranty of Vendor pursuant to Sections 5.01 (b), (c), (d), (e) and (f) shall survive indefinitely. The Vendor hereby indemnifies and saves the Purchaser harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this Agreement.

6.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

6.01  The Purchaser represents and warrants to the Vendor that:

(a)
it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound;

(b)	the shares to be delivered to the Vendor upon the Closing Date will be duly and validly authorized and issued and non-assessable.

6.02     The representations and warranties hereinbefore set out are conditions upon which the Vendor have relied on entering into this Agreement and shall survive the Closing Date. The Purchaser hereby indemnifies and saves the Vendor harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this Agreement.

7.  INDEPENDENT ACTIVITIES

7.01  No joint venture is created by this Agreement. Except as expressly provided herein, each party shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein without consulting the other or inviting or allowing the other to participate therein. No party shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of the endeavours contemplated herein. The legal doctrines of "corporate opportunity" sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of any party. In particular, without limiting the foregoing, no party shall have an obligation to any other party as to:

(a)	any opportunity to acquire, explore and develop any mining property, interest or right presently owned by it or offered to it outside of the Claims at any time; and

(b)	the erection of any mining plant, mill, smelter or refinery, whether or not such mining plant, mill, smelter or refinery treats ores or concentrates from the Claims.

8.  CONFIDENTIALITY OF INFORMATION

8.01  The parties hereto shall, subject to the exceptions set out hereinafter, treat all data, reports, records and other information relating to this agreement and the Claims as confidential. While this Agreement is in effect and prior to closing, no party hereto shall, without the express written consent of the other, disclose to any third party any information concerning the results of the operations hereunder nor issue any press releases concerning this Agreement or its exploration operations except where such disclosure is mandatory under the law or is deemed necessary by the disclosing party's counsel for the satisfaction by the disclosing party of its obligations under applicable securities law, and the disclosing party has, prior to the public disclosure, given the non-disclosing parties a draft copy of the disclosure.

9.  ARBITRATION

9.01  Any controversy between the parties hereto involving any claim arising out of or relating to this Agreement, will be submitted to and be settled by final and binding arbitration in Las Vegas, Nevada, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by three (3) arbitrators chosen by the Vendor and the Purchaser, or failing such agreement, an arbitrator experienced in the sale of similar mineral assets appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Nevada Code of Civil Procedure, the arbitrator(s) shall be required to provide in writing to the parties the basis for the award or order of such arbitrator(s), and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

10.  NOTICES

10.01  Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by fax, addressed as follows:

In the case of the Vendor:

Roger Hall
HC 73, Box 36
Franklin, West Virginia
26807

In the case of the Purchaser:

Silver Reserve Corp.
1226 White Oaks Blvd., Suite 10A
Oakville, Ontario
Canada L6H 2B9
Fax #905-845-1839
Attention: Stafford Kelley

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the tenth business day following the date of mailing, or, if faxed, on the next succeeding day following the faxing thereof PROVIDED HOWEVER that during the period of any postal interruption in either the country of mailing or the country of delivery, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purpose of this paragraph.

11.  GENERAL TERMS AND CONDITIONS

11.01  The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

11.02  This Agreement shall represent the entire understanding between the parties with respect to the Claims. No representations or inducements have been made save as herein set forth. No changes, alterations, or modifications of this Agreement shall be binding upon any party until and unless an amendment to this Agreement or a memorandum in writing to such effect shall have been signed by all parties hereto.

11.03  The titles to the articles to this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

11.04  The Schedule to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

11.05  This Agreement shall be governed by and interpreted in accordance with the laws in effect in the State of Delaware.

11.06  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.07     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

11.08  Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

SILVER RESERVE CORP.

By: /s/ Stafford Kelley

Its:

/s/ Roger Hall
ROGER HALL

SCHEDULE A

THE “CLAIMS”

Claim Name	Claim Number
Gold Point GP 1-14	NMC0975797 - NMC0975810